------------------------------------------------------------ Columbia Management
                                                  Multi-Strategy Hedge Fund, LLC


          THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED YOUR LIMITED LIABILITY COMPANY INTEREST IN THE FUND, OR A PORTION THEREOF.



--------, ----

XXXXX X. XXXXX
XXXX XXXXX XX
XXXXX, XX 00000

Dear                              :
     -----------------------------

            Columbia Management Multi-Strategy Hedge Fund, LLC (the "Fund") has received and accepted for purchase your tender of your limited liability company interest, or portion thereof, in the Fund.

            Because you have tendered and the Fund has accepted your tender request of all or a portion of your interest in the Fund, you will receive payment for your tendered interest based on the estimated unaudited net asset value of your tendered interest as of June 30, 2006 (the "Valuation Date"), in accordance with the terms of the tender offer:

     o If you tendered 95% or more of your interest in the Fund, you will receive an "Initial Payment" equal to 90% of the estimated unaudited net asset value of your tendered interest in the Fund as of the Valuation Date, and a "Contingent Payment" equal to the excess, if any, of the net asset value of your tendered interest in the Fund as of the Valuation Date over the amount of the Initial Payment.

     o If you tendered less than 95% of your interest in the Fund, you will receive a "Single Payment" equal to the entire estimated unaudited net asset value of your tendered interest in the Fund as of the Valuation Date.

            Your Initial Payment or Single Payment, as applicable, will be wire transferred in cash to the account that you designated in your Letter of Transmittal dated _________________, 2006 or to such other account that you have designated to the Fund, no later than August 4, 2006, unless the Valuation Date of the Interests has changed, or the Fund has requested a withdrawal of its capital from the portfolio funds in which it has invested, and provided that your account retains the required minimum balance, in accordance with the terms of the tender offer. Your Contingent Payment, if applicable, will be paid to you within 120 days of the Valuation Date. You will remain a member of the Fund with respect to any portion of your interest in the Fund that you did not tender.

            If you have any questions, please contact your dedicated relationship team at the Private Bank or the Fund's Tender Offer Administrator at (302) 791-2810. The Fund's helpline is also available and can be reached at
(888) 786-9977 to address any questions regarding the tender offer or the Fund, in general.

Sincerely,

COLUMBIA MANAGEMENT MULTI-STRATEGY HEDGE FUND, LLC


cc:

Enclosure

------------------------------------------------------------ Columbia Management
                                                  Multi-Strategy Hedge Fund, LLC



          THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED YOUR LIMITED LIABILITY COMPANY INTEREST IN THE FUND, OR A PORTION THEREOF.

--------, ----

XXXXX X. XXXXX
XXXX XXXXX XX
XXXXX, XX 00000

Dear                                   :
     ----------------------------------

           Columbia Management Multi-Strategy Hedge Fund, LLC (the "Fund") has received and accepted for purchase your tender of your limited liability company interest, or portion thereof, in the Fund. Please refer to your investor statement for June 30, 2006, which reflects the Fund's purchase of your tendered interest.

            Please note that if you tendered 95% or more of your interest in the Fund, you may receive a Contingent Payment, as described in the Fund's letter to you dated__________, 2006 and in accordance with the terms of the tender offer. If you tendered less than 95% of your interest in the Fund, please note that your account is subject to the Fund's required minimum balance, and that you remain a member of the Fund with respect to any portion of your interest in the Fund that you did not tender.

            If you have any questions, please contact your dedicated relationship team at the Private Bank or the Fund's Tender Offer Administrator at (302) 791-2810. The Fund's helpline is also available and can be reached at
(888) 786-9977 to address any questions regarding the tender offer or the Fund, in general.

Sincerely,

COLUMBIA MANAGEMENT MULTI-STRATEGY HEDGE FUND, LLC

cc:

Enclosure

------------------------------------------------------------ Columbia Management
                                                  Multi-Strategy Hedge Fund, LLC



--------, ----

XXXX X. XXXXX
XXXX XXXXX XXXX
XXXX XXXXX XXXX
XXX,  XX 00000




Dear                              :
     -----------------------------

            In accordance with the terms of the tender offer, the remaining 10% Contingent Payment from your capital withdrawal on June 30, 2006 (the "Valuation Date") was wire transferred on __________, 2006 to your account or such other account as you may have designated to the Fund.

            If you have any questions, please contact your dedicated relationship team at The Private Bank or the Fund's Tender Offer Administrator at (302) 791-2810. The Fund's helpline is also available and can be reached at
(888) 786-9977 to address any questions regarding the tender offer or the Fund, in general.

Sincerely,

COLUMBIA MANAGEMENT MULTI-STRATEGY HEDGE FUND, LLC

cc:

Enclosure